Exhibit 10.1

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

PROMISSORY NOTE AND LOAN AGREEMENT

This “Promissory Note and Loan Agreement” (“Note” or “Agreement”) is established as of February 11, 2016, between the undersigned Borrower and Lender identified herein.

1.      PROMISE TO PAY. For value received Limoneira Company, a Delaware Corporation ( “Borrower”) as principal, promises to pay to the order of Farm Credit West, FLCA (“Lender”), a corporation organized under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003, or at such other place as may be designated in writing by Lender, the principal sum of $17,500,000.00 (Seventeen Million Five Hundred Thousand Dollars and Zero Cents) together with interest as specified in this Note below. “Indebtedness” means principal, interest and all other sums owed hereunder of whatever kind evidenced by this Note. All Indebtedness shall be payable by Borrower only in lawful money of the United States of America.

2.      LOAN ACCOUNT(S). The outstanding principal balance of the Indebtedness evidenced hereby is represented by the following Loan Account(s) (called, a “Loan Account,” “Account” or “Account(s)”) and interest shall accrue on each Account(s) in the manner described below. Indebtedness evidenced by any single Account is “Account Indebtedness.”

2.1	“Disbursement Date” means the date when loan principal is first advanced under this Note or any Account or the date on which previously advanced funds are segmented into a new Account.

2.2	The term “business day” as used herein means any day except Saturday, Sunday, and federal legal holidays.

2.3	The “Account Maturity Date” shall be the date specified for each Account, when all sums due thereunder shall be paid in full with interest. The maturity date for this Note shall be the latest Account Maturity Date, at which time all sums due under this Note shall be paid in full with interest.

2.4	Accounts. On the Disbursement Date, the Indebtedness may be divided into the Loan Account(s) described below, and interest shall accrue in the manner set forth for each Loan Account. Interest charged under any interest rate program described herein and applicable to any Loan Account or other sums owed under this Note, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

PROMISSORY NOTE - ACCOUNT DETAIL

Principal and interest shall be payable to Lender as follows:

A. Account Number:	Description and Rate Type:

Account # 8333246-171	Fixed Interest Rate for Life of Loan Account
Account Billing Title: Mortgage
Non-Revolving Loan

Account Indebtedness: The principal sum of $10,000,000.00, including any amount thereof which is not paid when due and all other sums owing under this Account, shall bear interest from the Disbursement Date at a fixed interest rate as described herein.

Interest Rate: The fixed interest rate for this Account is 4.70% per year (the “Fixed Rate”) and such rate shall continue in effect until all Account Indebtedness hereunder has been paid in full. Interest will be calculated on the basis of a 30-day month and a 360-day year. If the Account Indebtedness shall become due because of a default under this Note or for any other reason, then interest for this Account shall continue pursuant to the terms of the DEFAULT section of this Note until all the Account Indebtedness is paid in full.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 1 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

Prepayment Option. This Account is Prepayable. Refer to the PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION section below.

Repayment Per Schedule. Borrower shall make interest and principal payments according to the schedule described below until March 1, 2036 (“Account Maturity Date”), at which time the entire remaining Account Indebtedness, including all accrued interest and all other obligations evidenced by this Account and any related Loan Documents shall be fully due and payable:

One (1) interest only payment in the amount billed, to be made on March 1, 2016. Two Hundred Thirty-Nine (239) Monthly installments of principal and interest, in the amount of $64,349.61, beginning on April 1, 2016, plus a final installment of any amount necessary to pay the Account Indebtedness in full.

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Account Maturity Date which may be greater than any previous installments) or the total number of installments due. Lender may apply any payment received from or on behalf of Borrower and any proceeds of Collateral, as defined herein, to principal, interest, or any part of the Indebtedness as Lender, in its sole discretion, may choose. Any payment received by Lender after Lender has closed its books for the day will be applied on the next business day.

Late Charges For Overdue Payments. Any installment or other sum owing under this Account not received by Lender by the end of the fifteenth (15th) calendar day after the date it is due shall bear interest from such due date until such amount is fully paid at the interest rate in effect for this Loan Account as may be increased or decreased based on the interest rate group assigned by Lender to Borrower plus 4.00% per annum.

B. Account Number:	Description and Rate Type:

Account # 8333246-172	Fixed Interest Rate for Specified Term Account
Account Billing Title: Mortgage
Non-Revolving Loan

Account Indebtedness: The principal sum of $7,500,000.00, including any amount thereof which is not paid when due and all other sums owing under this Account, shall bear interest from the Disbursement Date at a fixed interest rate for a specified term; and shall then convert to interest at a Variable Interest Rate, as described herein, at the end of that specified term.

Interest Rate: The fixed interest rate for this Account is 3.62% per year (the “Fixed Rate”) and such rate shall continue for a period of 5 years (the “Fixed Rate Term”) from the Disbursement Date. At the end of the Fixed Rate Term, on March 1, 2021, unless the remaining balance of the Account is repaid or fixed for an additional period, the Fixed Rate for this Account shall automatically convert to the then current Variable Interest Rate for which this Account is eligible, as described herein, and such rate shall continue in effect until all Account Indebtedness hereunder has been paid in full. Thereafter, all Variable Interest Rate provisions shall apply to this Account. Interest charges resulting from this automatic conversion may increase the Account’s installment payments, if higher than the Fixed Rate, or reduce installment payments, if lower than the Fixed Rate. Interest shall accrue to the date of Lender’s receipt of an Installment or other payment, and will be calculated on the basis of a 30-day month and a 360-day year. If the Account Indebtedness shall become due because of a default under this Note or for any other reason, then interest for this Account shall continue pursuant to the terms of the DEFAULT section of this Note until all the Account Indebtedness is paid in full.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 2 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

Conversion to Variable Interest Rate. Account Indebtedness converting to the Variable Interest Rate upon the expiration of the Fixed Rate Term shall: a) bear interest at the Variable Interest Rate from the date of expiration of the Fixed Rate Term until the Account Maturity Date unless another rate is established; and b) be repaid in installments calculated at the Variable Interest Rate sufficient to pay the account in full on the Account Maturity Date.

The Variable Interest Rate applicable to the Account Indebtedness after conversion shall be the Variable Rate established by Lender corresponding to the interest rate group to which the Account Indebtedness is assigned at any time (“Variable Interest Rate”). Interest charges will begin on date the interest rate is converted hereto, and continue until the full amount of the Account Indebtedness has been paid in full with interest. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, all as described herein, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws. If the Account Indebtedness shall become due because of a default under this Note or for any other reason, then interest for this Account shall continue pursuant to the terms of the DEFAULT section of this Note until all the Account Indebtedness is paid in full.

Change in interest rate and interest rate group. The Variable Interest Rate applicable to the Account Indebtedness may be adjusted automatically, as of the first day of any month, to the Variable Interest Rate corresponding to the interest rate group to which such Account Indebtedness is assigned under the provisions of Lender's variable interest rate plan in effect at that time. In adjusting the Variable Interest Rate, Lender considers certain standard factors set forth in the plan, including but not limited to, changes in its costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors, and the competitive environment, which factors may change during the term of this Note. If Lender changes Borrower's Variable Interest Rate, Lender will give Borrower notice of such rate change to the extent required by and in accordance with the then applicable law.

Borrower understands and agrees that: (a) the interest rate group to which the Account Indebtedness is assigned may be changed at any time to any other interest rate group, based on Lender's evaluation of the change in Borrower's credit quality, quality of collateral, costs of servicing the loan, and other factors which are set forth in Lender's interest rate plan in effect at that time; and (b) the interest rate group to which the Account Indebtedness is assigned may be automatically adjusted to the highest interest rate group if a default shall occur under this Note or under any other note or agreement between Borrower and Lender.

Prepayment Option. This Account is Prepayable. Refer to the PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION section below.

Repayment Per Schedule. Borrower shall make interest and principal payments according to the schedule described below until March 1, 2036 (“Account Maturity Date”), at which time the entire remaining Account Indebtedness, including all accrued interest and all other obligations evidenced by this Account and any related Loan Documents shall be fully due and payable:

One (1) interest only payment in the amount billed, to be made on March 1, 2016. Two Hundred Thirty-Nine (239) Monthly installments of principal and interest, in the amount of $43,960.88, beginning on April 1, 2016, plus a final installment of any amount necessary to pay the Account Indebtedness in full.

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Account Maturity Date which may be greater than any previous installments) or the total number of installments due. Lender may apply any payment received from or on behalf of Borrower and any proceeds of Collateral, as defined herein, to principal, interest, or any part of the Indebtedness as Lender, in its sole discretion, may choose. Any payment received by Lender after Lender has closed its books for the day will be applied on the next business day.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 3 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

Late Charges For Overdue Payments. Any installment or other sum owing under this Account not received by Lender by the end of the fifteenth (15th) calendar day after the date it is due shall bear interest from such due date until such amount is fully paid at the interest rate in effect for this Loan Account as may be increased or decreased based on the interest rate group assigned by Lender to Borrower plus 4.00% per annum.

PROMISSORY NOTE – GENERAL TERMS

3.	PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION.

A payment, in any amount, made in advance of the scheduled payment date is a “prepayment.” One or more Accounts, as specified above, have prepayment fee provisions subject to this Section.

Lockout. Borrower may make a prepayment in whole or in part, with no prepayment charges, on any business day on or after September 1, 2016 (the “Lockout Date”). For a prepayment made at any time on or after the Lockout Date, Borrower is subject to Sections 3A, 3B and 3C below. For a prepayment made at any time prior to the Lockout Date, Borrower is subject to this Section 3 A - H in its entirety.

A	Prepayment Procedures. Any prepayment, as well as any Prepayment Fee and Prepayment Surcharge will only be accepted in accordance with Lender’s established procedures. If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Account, Borrower must so inform Lender in writing accompanying the prepayment. Unless agreed to in writing otherwise, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine.

B	Reamortization. Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the Loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender’s approval of the request, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

C	Interest Rate Conversion/Refinance. Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or interest rate product and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

D	Prepayment Fee. A fee equal to 0.50 % of the amount prepaid (“Prepayment Fee”) must be paid with the prepayment. Prepayments resulting from Lender’s application of condemnation or insurance loss proceeds will not be subject to the Prepayment Fee, but will be subject to the Prepayment Surcharge defined below.

E	Prepayment Surcharge. In addition to the Prepayment Fee, Borrower must also pay to Lender (i) any amount charged to Lender with respect to such prepayment by any farm credit bank or other provider of financing or funding to Lender, and (ii) any other cost or loss suffered by Lender as a result of the prepayment (collectively a “Prepayment Surcharge”).

F	Charges Due With Prepayment. The Prepayment Fee and, if applicable, the Prepayment Surcharge must be paid prior to or concurrent with the amount prepaid, as a condition to Lender’s acceptance of the prepayment.

G	Acceleration. If the Maturity Date of this Note or any Account is accelerated, for any reason, including default or unauthorized transfer of an interest in any Collateral, and the entire Indebtedness becomes immediately due and payable, a tender of payment of the amount necessary to satisfy the entire Indebtedness or any Account Indebtedness will be deemed a prepayment, and must include the Prepayment Fee and Prepayment Surcharge.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 4 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

H	WAIVER OF STATUTORY RIGHT TO PREPAY WITHOUT PENALTY OR CHARGE UPON CONVEYANCE OF REAL PROPERTY COLLATERAL. By the initials below, Borrower waives any right under Section 2954.10 of the California Civil Code, or under similar laws in other jurisdictions, to prepay the Note, in whole or in part, without penalty, including any right to prepay the Note without also paying the Prepayment Fee and Prepayment Surcharge following Lender's acceleration of the Maturity Date of the Note upon any unauthorized conveyance or transfer of an interest in any real property securing the Note or any guaranty of the Note.

INITIALS OF BORROWER: ______ ______ ______ ______ ______ ______ ______ ______

NOT A CONSUMER TRANSACTION. Borrower acknowledges and agrees that loan disbursements will be used primarily for business and agricultural purposes, as further described in Borrower’s loan application(s), and that this is not a consumer transaction unless otherwise approved in writing by Lender.

4.	DEFAULT. Borrower is in default on this Note under any one or more of the following circumstances: (a) Borrower or any guarantor fails to pay when due any installment or other sums owed under any Loan Account or other provision in this Note or in any Loan Document; (b) Borrower is declared to be in default on any other loan or obligation of Borrower to Lender or in which Lender has an interest, or Borrower or any guarantor breaches any term, condition or representation in this Note or in any Loan Document or in connection with any other loan of this Lender, or any other lender; (c) Any of Borrower's or any guarantor’s representations to this or any other lender in connection with any loan are materially false or misleading; (d) Borrower's death, dissolution, incapacity or termination of existence; (e) Borrower's or any guarantor’s insolvency, business failure, application for or consent to appointment of a receiver/custodian or trustee for itself or any of its assets, assignment to an agent authorized to liquidate any substantial amount of assets, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower, or any guarantor, endorser, or surety for Borrower; (f) Any judgment, writ, levy, lien, attachment, notice of tax lien, tax lien, or similar process is entered against Borrower, any guarantor or any of Borrower's or any of guarantor's properties and is not vacated, bonded, or stayed to the satisfaction of Lender; (g) A default occurs under any guaranty given to Lender as security for this Note, or any guarantor shall purport to terminate, repudiate or contest any such guaranty; any guarantor who is a natural person shall die or becomes incapacitated; or any guarantor that is not a natural person shall be dissolved or terminated; or (h) Borrower sells, leases, encumbers or transfers, or enters into any agreement for the sale, lease, encumbrance, transfer or nonuse of any water, water rights or “Water Assets”, as such may be defined in any deed of trust, mortgage, security agreement or other agreement relating to the pledge of water or water rights; or (i) if Borrower or any guarantor is an entity other than a natural person, a transfer of a beneficial interest of such entity, in connection with this Note.

4.1	Remedies. If a default hereunder shall occur, Lender shall have all rights and remedies under this Note or any other Loan Document, or accorded by law or at equity, including the right to foreclose on any and all Collateral and to exercise any or all of the rights of a mortgagee, trust deed beneficiary, or secured party pursuant to applicable laws. Rules, ordinances, permits and regulations of all local, regional, county, state and federal governmental authorities (“Applicable Laws”). All rights and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of a default. All rights and remedies of Lender hereunder and any Loan Document are cumulative and not exclusive and shall be in addition to any other rights or remedies provided by law or equity. Lender may enforce any security interest or lien pursuant to any Loan Document in such manner and in such order, as to all or any part of the Collateral as Lender, in its sole judgment, deems appropriate. Borrower, to the extent Borrower can, waives any and all rights, obligations, or defenses now or hereafter established by law relating to the foregoing. The mortgage, deed of trust or other Security Instrument provides that advances made by Lender shall become a part of the principal evidenced by this Note, and also states additional conditions under which the entire Note may be accelerated and become immediately due and payable and will be subject to interest and acceleration interest.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 5 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

4.2	Acceleration and Interest Upon Acceleration. On Borrower's default, and at Lender's option, the entire Indebtedness including the unpaid balance of the Account Indebtedness for each and every Loan Account, principal and amounts advanced for taxes, insurance, and other expenses herein, accrued unpaid interest and any other amounts owing, shall become immediately due and payable without presentment, demand, notice of non-payment, or protest. Interest on this accelerated amount for each Loan Account shall be 4.00% per annum above the stated interest rate provided for herein for that Loan Account. The interest on all other accelerated amounts not attributable to any Loan Account shall be calculated based on Lender’s selection, in its sole discretion, of one or more of the interest rates applicable to Loan Accounts hereunder, plus 4.00% per annum added to such interest rate(s) in effect at that time.

4.3	Waiver. Any delay, failure or discontinuance of Lender in exercising any right or remedy shall not waive that right or remedy or any other right or remedy. Any explicit waiver of default by Lender must be in writing and signed by Lender. No waiver of default by Lender shall operate as a waiver of any other default or of the same default on a future occasion.

5.	BORROWER'S REPRESENTATIONS. In addition to the representations and warranties described in other Loan Documents, Borrower makes the following representations and warranties to Lender which remain in effect until all Indebtedness subject to this Agreement is repaid in full:

5.1	NO DEFAULT. Borrower has not received any notification of default under any of its agreements with third parties that might impair the operations or financial condition of Borrower.
5.2

LEGAL ENTITY WARRANTY AND CERTIFICATION. If Borrower is a legal entity, Borrower (and any person signing this Agreement in a representative capacity on behalf of Borrower) represents that Borrower is duly constituted under and conducting its business operations in compliance with all Applicable Laws and in good standing; that Borrower has the authority, and appropriate authorization to enter into this Agreement, all Security Instruments and any other Loan Document in connection with any Loan; that when executed this Agreement, all Security Instruments and any other Loan Document shall be valid and legally binding on Borrower. If the Borrower is a trust, each trustee executing this Agreement on behalf of the trust also represents, that this Agreement, all Security Instruments and other Loan Documents are being executed by all the currently acting trustees of the trust and that the trust has not been revoked, modified, or amended in any manner which would cause any of the foregoing to be incorrect.

5.3	TAXES. Borrower has filed all tax returns required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties.
5.4

INFORMATION. All information, including, financial statements and profit and loss information furnished by Borrower to Lender are accurate and complete; there has not been any material adverse change in the financial condition of Borrower since the date of the last financial statement provided; Borrower has no material liabilities, fixed or contingent, which are not fully shown in said financial statements as of the date thereof.

5.5	COMPLIANCE WITH LOAN TERMS. Borrower is in compliance with, all terms of all Borrower's other loans and obligations to all other creditors if any, and all other loans and obligations to Lender.
5.6

SOLVENCY. Borrower has sufficient capital to carry on the business and is able to pay debts as they mature, and Borrower is paying such debts. Borrower owns good and marketable title to all property reflected in the financial information provided to Lender, the fair market value of which exceeds the dollar amount required to pay Borrower's debts.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 6 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

6.	SPECIAL LOAN CONDITIONS, COVENANTS AND REQUIREMENTS. In addition to any requirements described in any other Loan Document, Borrower covenants and agrees with Lender as follows:

6.1	FINANCIAL PERFORMANCE

6.1.1	No other financial performance covenants are imposed at this time unless provided elsewhere herein or in other Loan Documents.

6.2	INSURANCE. Borrower shall provide, maintain and deliver to Lender, fire and extended coverage, flood and any and all other types of insurance in terms and amounts as may be required by law or Lender from time to time, with loss payable endorsements solely in favor of Lender or, for real property secured loans, naming Lender as mortgagee.

6.3

FINANCIAL INFORMATION. At Lender's request, Borrower shall provide to Lender financial information in a form acceptable to Lender, including, when so required, a current balance sheet and income statement. In the case of multiple Borrowers, financial information must be provided for each Borrower as requested by Lender.

Financial Information shall be provided as described below:

6.3.1	Financial information shall be provided at such times during the term of this Agreement as Lender may request.

6.4	ENVIRONMENTAL. Borrower shall comply with the following additional requirements

6.4.1	No other environmental covenants are imposed at this time unless provided elsewhere herein or in other Loan Documents.

6.5	NEGATIVE COVENANTS. Borrower will not take any of the following actions without the prior written approval of Lender during the term of this Agreement and until all Loans are paid in full:

6.5.1	Sell Borrower's business, abandon or cease or materially change its business operations, or merge or consolidate with any third party or entity.

6.5.2	Mortgage, pledge, lease for a period exceeding one year or otherwise make or allow the filing of a lien on any Collateral.

6.5.3	Dispose of all or a substantial portion of Borrower's business assets by sale, transfer, lease, gift, abandonment or otherwise, except for sales of inventory in the ordinary course of business.

6.5.4	Become a guarantor or surety on or otherwise become liable for, the debts or obligations of any third party person, or any entity, with the exception of guaranteeing a proposed debt for Limoneira Lewis Community Builders LLC, to develop that certain “East Area 1” project in to salable lots.

6.5.5	Obtain credit or loans other than trade credit customary in Borrower's business.

6.6	CONDITIONS PRECEDENT. Lender’s obligation to make the initial Loan and any other Loans thereafter, if any, is subject to the satisfaction, in Lender’s sole discretion, of the following conditions precedent:

6.6.1	Lender shall have received evidence that all Loan Documents have been duly authorized and executed;

6.6.2	Lender shall have received evidence, including without limitation, any title insurance and/ or endorsements, estoppel certificates or subordination agreements, that may be required by Lender, that the liens granted to Lender under the Security Instruments are enforceable and with the lien priority required by Lender;

6.6.3	All representations and warranties of any party to the Loan Documents, other than Lender, are true and correct; and

6.6.4	Lender has received all other documents, certificates, approvals, information, and fees requested by Lender.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 7 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

7.	SECURITY. This is a secured Note. “Collateral” means all real and personal property securing this Note. “Security Instrument” means any deed of trust, mortgage, security agreement or other document granting Lender a security interest in, any real or personal property as security for this Note. The terms of all Security Instruments securing this Note are hereby incorporated by reference as a part of this Note. “Loan Document” means this Note, and any loan agreement, guaranty, Security Instrument, and any and all other writings or agreements executed in connection with the loan or this Note, and all amendments, modifications and restatements thereof.

The Collateral for this Note is as follows:

A.	This Note is secured by a security interest in personal property granted by the Security Instruments and all additions, replacements or amendments thereto as such may be made from time to time.
B.	This Note is secured by a real estate Deed of Trust dated 02/11/2016 to be recorded in the official records of Tulare County, State of California.
C.	By signing below, the undersigned individually and collectively represent that there have been NO CHANGES in the ownership, condition, or location of any collateral previously pledged to Lender, which is also pledged as Collateral for this Note.
D.	This Note is secured by a real estate Deed of Trust dated 02/11/2016 to be recorded in the official records of Ventura County, State of California.

8.	AGENCY. Each Borrower hereby appoints each of the other undersigned as his, her or its agent for performance of the within obligations until written notice of termination of such agency is actually received by Lender. This Agency shall include, but not be limited to, the authority to vote stock or participation certificates required by Lender’s bylaws, request and receive loan disbursements, and receive on behalf of all the undersigned any check, payment, document or notice given in connection with this Note or any Loan Account.

9.	INSPECTION AND ACCESS. While this Note is in effect Borrower will: (a) at Lender's request, furnish information to Lender relating to Borrower's business and financial affairs, (b) permit Lender to examine Borrower's books and records; and (c) allow Lender to inspect and appraise Lender's Collateral at reasonable times and places. At Lender's request, Borrower shall provide to Lender financial information in a form acceptable to Lender, including, when so required, a current balance sheet and profit and loss statement. In the case of multiple borrowers, financial information must be provided for each Borrower or otherwise as requested by Lender.

10.	REQUIRED ACTIONS. While this Note is in effect Borrower will: (a) maintain all other loans with Lender in a current status; (b) comply with all terms of all other documents executed in connection with this Note; (c) execute, deliver, file and or record such documents, or take such other actions, as may be reasonably required by Lender, or to assure the enforceability of the Indebtedness, Note or any Security Instrument, Loan Document, or to otherwise protect or enforce the rights of Lender thereunder; and (d) provide to Lender, at such times during the term of this Note as Lender may request, financial information in a form acceptable to Lender, including, when so required , a current balance sheet and profit and loss statement. In the case of multiple borrowers, financial information shall be provided for each Borrower or otherwise as requested by Lender.

11.	TRANSFER BY LENDER. Lender may sell, transfer or assign this Agreement or any portion thereof, and deliver to the transferee(s) ("Holder") all or any portion of the Collateral, and the Holder shall thereupon become vested with all rights herein given to Lender with respect thereto and at such time “Lender” hereunder shall include the "Holder"; and Lender shall thereafter be fully discharged from any liability to Borrower, but Lender shall retain all rights hereby with respect to any Collateral not so transferred, sold or assigned.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 8 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

12.	FEES AND CHARGES OF ATTORNEYS AND OTHERS. If Lender utilizes the services of attorneys, accountants, appraisers, consultants, or other professional or outside assistance, including the services of in-house counsel or any other professional who is an employee of Lender, the reasonable amount of fees, costs and expenses (“Expenses”) incurred by Lender to utilize such persons in connection with any of the following or as indicated elsewhere in this Agreement shall be payable by Borrower on demand and Lender may, at its option, add the amount of such expenses to any Account in this Note, plus an appropriate amount of stock or participations certificates as required by federal law or regulation or Lender’s bylaws, and charge interest on such amount at the interest rate applicable to such Account:
(a)	The preparation, modification or enforcement of this Note and any other agreement or Loan Document related to the Note or to the Collateral;
(b)	Advising Lender concerning its legal rights and obligations under this Note and any other agreement or Loan Document related to the Note, or to the Collateral, including advising Lender with regard to the extent of Lender’s rights, if any, under the applicable provisions of the Farm Credit Act of 1971, as amended, (“Act”), Farm Credit Administration (“FCA”) regulations, any policy or program of Lender, or any other Applicable Laws;
(c)	Any litigation, dispute, proceeding, or action (whether terminated or dismissed prior to judgment, reduced to judgment or otherwise finally resolved), and whether instituted by Lender, Borrower or any other person, relating to this Note, any Loan Document, the Collateral or Borrower’s affairs;
(d)	The furtherance of Lender’s interest in any bankruptcy, insolvency, or reorganization case or proceeding instituted by or against Borrower, including any steps to (i) modify or terminate the automatic stay, (ii) prohibit or condition Borrower’s use of cash collateral, (iii) object to any disclosure statement or plan, (iv) propose or confirm a plan, and (v) prosecute or defend adversary proceedings or contested matters, and take or defend examinations or discovery, whether related to any adversary proceeding or contested matter, whether terminated or dismissed prior to judgment, reduced to judgment or otherwise finally resolved;
(e)	The inspection, verification, protection, collection, processing, or disposition of the Collateral; and
(f)	Any of the type of Expenses above incurred by Lender in connection with any guaranty of the Note.

The Expenses shall be in addition to those set forth in any Security Instrument or Loan Document between Lender and Borrower.

13.	TRANSACTION SUMMARY. All disbursements and repayments of Indebtedness shall be posted on Lender's accounting records. Periodically, Lender shall send Borrower a transaction summary, statement or a similar loan accounting. If Borrower fails to object to the accounting in writing within 30 days of its mailing by Lender, Borrower shall have waived any right to object to the accuracy of the accounting and the accounting may be admitted into evidence by Lender for the purpose of establishing the balance due Lender in any legal proceeding arising between the parties.

14.	NOTICES. Borrower shall promptly give written notice to Lender of: (a) any enforcement action brought against Borrower by any governmental regulatory body or law enforcement authority or any dispute between Borrower and any such authority or body; (b) any pending or threatened litigation or court proceeding against Borrower; (c) the death or disability of any Borrower or guarantor; (d) any material adverse change in Borrower's business or financial condition; (e) the occurrence of any default or any event that with a lapse of time or the giving of notice or both would become a default under any obligation of Borrower to Lender or in which Lender has an interest; (f) any change in management or ownership of Borrower’s business or operations; (g) any default on loans or credit arrangements with any other creditors; (h) any location change or new location of Borrower’s office or site of operation; (i) any change to an out of state location for any Collateral; (j) restriction, suspension, or other change in any permit(s), license(s) or authority(ies) required to conduct Borrower's business.

14.1 Any notice under this Note or any other Loan Documents shall be in writing and delivered to the address below if to Borrower and to the address specified in Section 1 hereof if to Lender. Any notice shall be deemed effective upon on the earlier of: (a) actual receipt of the intended recipient, or (b) upon delivery, if delivered in person or by any nationally recognized courier service that provides proof of delivery, or (c) four business days after deposit in the U.S. mail, postage prepaid, whether by first class mail or by certified mail. Either party may change its address for purposes of receiving notice upon delivery to the other party of a change of address in accordance with the terms hereof. Borrower agrees to keep Lender informed of Borrower’s current address for notice purposes

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 9 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

15.	LOAN CHARGES. To the extent the interest or other loan charges collected or to be collected in connection with this Note exceed the maximum amount permitted by applicable law, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected which exceeded permitted limits will be refunded to Borrower, without interest thereon. Lender may choose to make this refund by reducing the principal Borrower owes under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

16.	DISCLOSURE AND INQUIRIES. By signing this Note, Borrower agrees that Lender may disclose financial information to other Farm Credit System institutions. Borrower further authorizes Lender from time to time, to make such inquiries and gather such information as Lender deems necessary and reasonable to administer the loan. Lender is also authorized from time to time to make credit inquiries, verify credit, verify employment, and obtain credit agency reports regarding Borrower and Borrower’s business.

17.	BORROWER'S AUTHORITY AND ADDITIONAL REPRESENTATIONS. By signing this Note, Borrower represents that that the terms of this Note and any Security Instrument do not conflict with the terms of any other contract(s) of Borrower, that Borrower's representations in connection with this loan are true and accurate, and that there is no judgment or pending lawsuit, tax claim, investigation or other dispute against or threatened against Borrower or the Collateral might impair Borrower's financial condition or ability to continue business and that Borrower is qualified and/or licenses to do business in all states requiring Borrower to be so qualified or licenses and is in compliance with all Applicable laws.

18.	INDEMNITY. Borrower indemnifies and agrees to hold Lender harmless from any losses damages, claims, liabilities and related expenses, including reasonable attorneys’ fees and costs, incurred suffered by or asserted against Lender that arise from: (1) the release, threatened release, discharge, manufacture, use, storage, transportation or presence of any hazardous substance in connection with the business of Borrower or on any real property owned or occupied by Borrower, whether pledged as security for this Note or not; (2) the execution of this Agreement and any other Loan Documents or the transactions contemplated thereunder or (3) the Indebtedness or use of proceeds therefrom or (4) the unauthorized disbursement of funds or misappropriation of proceeds under this Agreement by any employee, agent, independent contractor, affiliate or guarantor of Borrower. The indemnity covers Lender and its affiliates and their officers, directors, agents, and attorneys of Lender and extends to attorneys' fees and other costs and expenses incurred by Lender and its affiliates in connection with the foregoing. The term “hazardous substance” shall mean any material or substance which is now or hereafter considered hazardous or toxic under any Applicable Laws. NOTWITHSTANDING ANY OTHER PROVISION OF THIS NOTE OR THE LOAN DOCUMENTS, THIS INDEMNITY SHALL SURVIVE REPAYMENT OF THE LOAN.

19.	OBLIGATIONS OF PERSONS UNDER THIS NOTE. The liability of each Borrower executing this Note shall be that of co-maker and not that of an endorser, guarantor or accommodation party and shall be joint and several. The liability of each Borrower shall be that of co-maker and not that of an endorser, guarantor or accommodation party (collectively “Surety”) and shall be joint and several. To the extent any Borrower is deemed to be a Surety, each such Surety waives any right to require Lender to (a) proceed against Borrower, or any other Surety or any other third party; (b) proceed against or exhaust any Collateral or other support for the Indebtedness granted by Borrower, Surety, or any other Surety or third party; or (c) pursue any other remedy in Lender’s power whatsoever. Surety waives any defense arising by reason of (i) any disability or other defense of Borrower; (ii) the cessation from any cause whatsoever of the liability of Borrower for the Indebtedness for any reason other than payment in full and final satisfaction; or (iii) the non-perfection of any Collateral for the Indebtedness.. Surety shall have no right of subrogation to and waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, any right to participate in, and any right to direct the application of any Collateral for the Indebtedness, now or hereafter held by Lender, whether any of the foregoing rights arise in equity, at law or by contract. Without limiting the generality of the foregoing, Surety specifically waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as non-judicial foreclosure with respect to Collateral, has destroyed Surety’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of California Code of Civil Procedure or otherwise if applicable. Surety further waives all presentments, demands for performance, notices of nonperformance, or other defaults, protests, notices of protest, notices of dishonor, and notices of acceptance of this Note and of the existence, creation, or incurring of new or additional Indebtedness and all other rights, benefits, protections and other defenses available to Surety now or at any time hereafter, including, without limitation, under California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 726, and all successor sections. The separate property of any married person executing this Note shall be liable for the loan and Indebtedness evidenced hereby.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 10 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

20.	SPECIFIC WAIVERS OF EACH BORROWER. The Indebtedness of each Borrower is independent of the Indebtedness of all other Borrowers. Each Borrower expressly waives any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any Collateral, to pursue any remedy Lender may have at any time, and the benefit of any statute of limitations affecting its liability under this Note or any other Loan Document. Each Borrower waives any and all defenses by reason of: (a) any disability or other defense of any other Borrower with respect to the Indebtedness owed to Lender, (b) the termination for any reason whatsoever of the liability of any other Borrower, (c) any act or omission of Lender that directly or indirectly results in the release of any other Borrower, any guarantor, or any security provided by any Borrower or guarantor, (d) the failure by Lender to perfect any security interest or lien on any Collateral, and (e) an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for this Note, has destroyed Borrower's rights of subrogation, contribution, reimbursement, indemnity, set off, or other recourse against another Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise or under similar laws in other jurisdictions. To the extent any waiver of a right by Borrower hereunder may be contrary to applicable law, such waiver shall be deemed made to the extent allowed by such law. To the extent Nevada law applies, Borrower does not waive any right relating to the sale of real property provided under Nevada law.

A.	BORROWER FURTHER AGREES. Each Borrower agrees that Lender may at any time, without notice, release all or any part of the Collateral securing this Note (including all or any part of the premises covered by any mortgage or deed of trust), grant extensions, change terms of payment, deferments, renewals or reamortizations of any part of the debt evidenced by this Note, and release from personal liability any one or more of the parties who are or may become liable for this debt; all without affecting the personal liability of any other party. Borrower and endorsers of this Note also severally waive any and all other defense or right of offset against the holder hereof. No Borrower shall have any right of subrogation, contribution, reimbursement, indemnity, set off, or other recourse and waives the benefit of, or any right to participate in any Collateral until such time as all of the obligations owed by Borrower to Lender under this Note shall have been paid in full. Each Borrower, to the extent it may lawfully do so, waives any defense under California anti-deficiency statutes, or comparable provisions of the laws of any other state to the recovery of a deficiency after a foreclosure sale of such property.

B.	BORROWER ADDITIONAL REPRESENTATIONS. Each Borrower represents Lender that it has established adequate means of obtaining from each other Borrower, on a continuing basis, information pertaining to the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties, and each Borrower now is and will be familiar with the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties. Each Borrower waives and relinquishes any duty on the part of Lender (if such duty exists) to disclose to any Borrower any matter or fact related to the businesses, operations, or conditions (financial or otherwise) of any other Borrower or its properties. Without limiting the generality of the foregoing, each Borrower waives any defenses or rights arising under or of the kind described in California Civil Code Sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and 2845 through 2850 (inclusive) and similar laws in other jurisdictions.

21.	REAL ESTATE SECURED NOTE. This Note is secured by a Security Instrument under which Trustor may be required to make immediate payment in full of all amounts owed under this Note. One of those conditions relates to any transfer of the property covered by the Security Instrument and to certain other transfers. Refer to each Security Instrument for the specific conditions and requirements. When the Security Instrument is a Deed of Trust, the Deed of Trust provides as follows:

DUE ON SALE OR TRANSFER. In the event the Property, (including any existing or subsequently acquired or created Water Asset), or any interest therein, is transferred or agreed to be transferred, or any right to drill is exercised for any oil, gas or minerals in, on or under the Property, without Beneficiary's prior written consent, all Indebtedness, irrespective of the maturity dates, at the option of the holder hereof, and without demand or notice, shall immediately become due and payable. As used herein, “transferred” means sold, conveyed, alienated, exchanged, transferred by gift, furthered encumbered, pledged, hypothecated, made subject to an option to purchase, or otherwise disposed of, directly or indirectly, or in trust, voluntarily or involuntarily, by Trustor or by operation of law or otherwise. Failure to exercise such option shall not constitute a waiver of the right to exercise this option in the event of any subsequent transfer or subsequent agreement to transfer.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 11 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

If Trustor is an entity other than a natural person, then all Indebtedness, irrespective of the maturity date, at the option of Beneficiary, and without demand or notice, shall become immediately due and payable if: (a) a beneficial interest in Trustor is transferred; or (b) Trustor is dissolved or its existence as a legal entity is terminated.

22.	NO ORAL AGREEMENTS. The representatives of Lender are not authorized to make any oral agreements or assurances. Do not sign this Note if you believe that there are any agreements or understandings between you and Lender that are not set forth in writing in this Note or the other Loan Documents.

23.	SUCCESSORS AND ASSIGNS. This Note is binding on Borrower’s and Lender’s successors and assignees. Borrower shall not assign this Note without Lender’s prior written consent. Lender may sell participations in or assign this Note, and may exchange financial information about Borrower with actual or potential participants or assignees. If participation is sold or the Note is assigned, the purchaser will have the right of set-off against Borrower.

24.	SEVERABILITY; COUNTERPARTS. If one or more of the provisions of this Note, any Security Instrument or any other Loan Documents are held to be unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. This Note may be signed in one or more counterparts which shall constitute one and the same Note. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Note.

25.	CAPTIONS. Captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any term. As used herein, the word “including” means including without limitation and/or including but not limited to.

26.	APPLICABLE LAW. Enforcement of this Note, any Security Instrument, and any other Loan Document executed in connection herewith shall be governed by and construed in accordance with federal laws to the extent applicable, and shall otherwise be governed by and construed under the laws of the state specified in the address of Lender in Section 1, without regard to its conflict of laws principles, unless a Security Instrument specifies that it shall be governed by the laws of a different state, in which case the law of the state specified in the Security Instrument shall govern regarding the Security Instrument in question.

27.	REIMBURSEMENT OF CHARGES. If any farm credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

28.	ENTIRE AGREEMENT; AMENDMENTS MUST BE IN WRITING. This Note, any Security Instrument and modifications thereof, the Notice of Loan Approval, and any other Loan Document executed by Borrower in connection herewith, constitute the entire agreement between Borrower and Lender and supersedes all prior, communications, oral or written concerning this loan. The Note shall not include any loan application or any written correspondence submitted by Borrower to Lender that has not been agreed to by Lender in writing. To the extent that any of the terms in this Note are inconsistent with those in the Notice of Loan Approval, or in any previous loan agreement, Security Instrument, agreement or Loan Document executed prior to this Note, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative. This Note may be amended or modified only by a written instrument executed by each party hereto. All exhibits to this Note are considered to be supplemental to and made a part of this Note.

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 12 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

29.	ADVICE OF COUNSEL. Borrower understands this Agreement and has consulted with or had the opportunity to consult with an attorney or other appropriate professional as to the terms hereof.

30.	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, ACTION, DISPUTE OR LEGAL PROCEEDING, COLLECTIVELY “ACTIONS”, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE). EACH PARTY AGREES THAT ANY ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. BORROWER ACKNOWLEDGES THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE LOAN DOCUMENTS.

30.1	JUDICIAL REFERENCE. IF THE JURY TRIAL WAIVER IS DEEMED UNENFORCEABLE THEN EACH PARTY AGREES ALL ACTIONS SHALL BE RESOLVED BY JUDICIAL REFERENCE. THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE, AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON. NOTWITHSTANDING THE FOREGOING, ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL, SUCH AS A PROVISIONAL REMEDY DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, AS AMENDED, WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS HEREIN.

31.	REPORTING HEDGING ACTIVITY. If Borrower is involved in any hedging activities through the use of futures or options, using Loan proceeds, notice of this activity must be provided to Lender. At Lender's discretion, a separate tranche or separate loan may be established for the purpose of funding margin calls related to the hedging activity. Lender may require Borrower to provide a risk management or marketing plan in support of this activity. Lender may require Borrower to execute a Security Agreement, Investment Property Control Agreement or similar form of assignment or control agreement, as approved by Lender, to be acknowledged by all brokers involved in Borrower's marketing and hedging program. Any hedging activity, or use of futures or options markets, not consistent with acceptable hedging practices, as determined by Lender in Lender's sole discretion, shall be considered a material breach of the Note and shall constitute an event of default.

32.	WATER RIGHTS. Any grantor of a security interest in water rights to Lender, including but not limited to a security interest under a deed of trust, security agreement or similar instrument, shall not take any of the following actions with respect to those water rights without the prior written consent of Lender: sell, lease, pledge, transfer or otherwise encumber in any manner, whether to another lender, irrigation district, or user.

Signatures appear on the following page

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 13 of 14

Filing Ref. :	Limoneira Company	Loan Number:	8333246
		Customer Number:	0005229057

ADDRESSES WHERE NOTICE TO BORROWER IS TO BE SENT:

Limoneira Company, 1141 Cummings Road, Santa Paula, CA 93060

This Agreement has been duly executed on the day and year first written above.

BY SIGNING, BORROWER ACKNOWLEDGES THAT BORROWER HAS READ AND AGREES TO THE TERMS OF THIS NOTE, INCLUDING THE LOAN AGREEMENT CONDITIONS, AND HAS RECEIVED A COMPLETED COPY OF THIS NOTE AND THE RELATED MORTGAGE, DEED OF TRUST OR OTHER SECURITY INSTRUMENTS WITH ALL APPLICABLE BLANKS FILLED IN PRIOR TO OR AS A PART OF THE CONSUMMATION OF THIS TRANSACTION.

Signature(s):

Limoneira Company, a Delaware Corporation

By:	/s/ Harold S. Edwards
Harold S. Edwards, President

By:	/s/ Joseph D. Rumley
Joseph D. Rumley, Secretary

Form 1471 - Promissory Note and Loan Agreement (Rev 5.15)	Page 14 of 14